Exhibit 99.1

YAK COMMUNICATIONS ANNOUNCES 3RD QUARTER SALES

Management Announces Quarterly Sales of $23.9 million for Third Quarter of Fiscal 2005

MIAMI & TORONTO—(BUSINESS WIRE)— April 29, 2005 — Yak Communications Inc. (NASDAQ:YAKCE - News), a provider of telecommunication services to residential and business customers, announced that revenues for its third fiscal quarter ended March 31, 2005 were approximately $23.9 million (US), as compared to revenues of $21.5 million (US) for its third fiscal quarter ended March 31, 2004, an increase of approximately 11%.

As previously announced, the Company has delayed the filing of its Form 10-Q for its second fiscal quarter ended December 31, 2004, while the Company is seeking guidance from the Office of the Chief Accountant (“OCA”) of the U.S. Securities and Exchange Commission regarding the accounting treatment related to a 2003 software acquisition transaction.

“The operating fundamentals of the Company have not changed and remain strong,” said Charles Zwebner, Chairman and CEO. “We are waiting for the OCA’s guidance before filing our full financial statements which guidance we anticipate to be forthcoming shortly. A note payable of approximately $8.5 million (US) related to the software acquisition was extinguished during the third quarter. The OCA’s guidance will be instrumental in determining how to properly account for this settlement and allow the Company to file its delinquent reports,” added Zwebner.

About Yak Communications Inc.

Yak Communications Inc. (the “Company”) (NASDAQ:YAKCE - News) is an Integrated Communications Provider (ICP) offering a full array of long distance (1+, toll free and dial-around), local lines, travel cards, cellular long distance, data services, and broadband voice (VoIP) to residential and small businesses in North America over high speed internet access. Yak currently serves approximately 860,000 customers for its traditional telecom services. For more information, visit http://www.yak.com

Forward Looking Statements:

Statements contained in this news release, which are not strictly historical are forward looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. The Company makes these statements based on information available to it as of the date of this news release and assumes no responsibility to update or revise such forward-looking statements.

Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may cause the Company’s actual results to differ materially from such forward-looking statements.

Words such as “projects”, “believe”, “anticipates”, “estimate”, “plans”, “expect”, “intends”, and similar words and expressions are intended to identify forward-looking statements and are based on our current expectations, assumptions, and estimates about us and our industry. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors, risks and uncertainties. These factors, risks and uncertainties include, without limitation, the Company’s success in integrating the operations of its newly-acquired businesses, and associated reduction in costs, the successful implementation of its business plans including growth of existing product offerings, strategic acquisitions and development of broadband telephony products, the successful integration of new management team members, continued and increased demand for its services, the successful deployment of new equipment and realization of material savings there from, competition from larger and/or more experienced telecommunications providers, its ability to continue to develop its markets, general economic conditions, changes in governmental regulation, and other factors that may be more fully described in the Company’s literature and periodic filings with the Securities and Exchange Commission. You are urged to carefully review and consider these disclosures, which describe certain factors that affect our business.

Yak Communications Inc. (NASDAQ:YAKCE - News)

Contact:

Yak Communications Inc.

Larry Turel

Investor Relations

1 (305) 933-8322 ext 105

larry@yak.com

OR

The Anne McBride Company, Inc.

Kathy Price

Investor Relations

1 (212) 983-1702, x212

kprice@annemcbride.com